UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY MORTGAGE SECURITIES TRUST

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE TO SHAREHOLDERS

Shareholder Name

Address 1

Address 2

Address 3

MORGAN STANLEY MORTGAGE SECURITIES TRUST

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in Morgan Stanley Mortgage Securities Trust. We need to speak with you about a very important transaction being proposed. Due to the nature of this transaction, we would like to review the details with you, discuss your options and record your response.

Please contact us toll-free at (888) 540-8736 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 9:00 p.m. Eastern Time on Saturday.

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required and the call will only take a few moments of your time. At the time of the call, please reference the Investor ID listed above.

Thank you for your time and consideration.

Sincerely,

Name

Title

Company